SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuan toExchang Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-22: (1)

    ---------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration  statement no.:
(3) Filing party: EA Engineering, Science, and Technology, Inc.
(4) Date Filed:  November 23, 1999

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                              11019 McCormick Road
                           Hunt Valley, Maryland 21031



                                               December 2, 1999


Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of EA Engineering, Science, and Technology, Inc., which will be held at Marriott's Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland on January 13, 2000 at 9:00 a.m. EST. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

You will notice in reading the Proxy Statement that George G. Radcliffe, a director of the Company since 1990, is not standing for re-election. We want to express our appreciation to George for his valuable contributions to the Company during his service on the Board.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                              Sincerely,


                                              /s/ Loren D. Jensen


                                              Loren D. Jensen, Ph.D.
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                              11019 McCormick Road
                           Hunt Valley, Maryland 21031

                            NOTICE OF ANNUAL MEETING
                                JANUARY 13, 2000


TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Stockholders of EA Engineering, Science, and Technology, Inc. will be held on January 13, 2000, at 9:00 a.m. EST, at Marriott's Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland, for the following purposes:

    1. To elect four directors to serve until the next annual meeting and until their successors are elected and qualified;

    2. To  ratify  the   appointment   of   PricewaterhouseCoopers   LLP  as
       independent public accountants for the Company for the fiscal year ending August 31, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record of Common Stock as of the close of business on November 24, 1999 are entitled to receive notice of and vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,


/s/ Barbara L. Posner


Barbara L. Posner
Senior Vice President, Chief Financial Officer,
Chief Operating Officer and Secretary

December 2, 1999
Baltimore, Maryland

            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
              PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY
             PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of EA Engineering, Science, and Technology, Inc., together with its wholly-owned subsidiaries (the "Company") of proxies from the holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), for use at the Annual Meeting to be held on January 13, 2000 as set forth in the attached notice, and any adjournment or postponement thereof (the "Meeting"). The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy having a later date. Each properly executed proxy not revoked will be voted in accordance with instructions thereon. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named herein as directors of the Company and FOR the matter described in Item 2 in the Notice of Annual Meeting.

The mailing address of the Company's principal executive office is 11019 McCormick Road, Hunt Valley, Maryland 21031, and the approximate date on which this Notice of Meeting, Proxy Statement and the form of proxy are first being sent to stockholders is December 2, 1999.

Only holders of record of Common Stock at the close of business on November 24, 1999 are entitled to notice of and to vote at the Meeting, one vote for each share of Common Stock so held. On that date there were 6,338,970 shares of Common Stock outstanding held of record by 871 shareholders.

                             PRINCIPAL STOCKHOLDERS

The following table shows, as of October 29, 1999, the total number of shares of Common Stock beneficially owned by each person who was known by the Board of Directors to own more than 5% of the Common Stock: On that date there were 6,332,515 shares of Common Stock outstanding.

                                   Shares Beneficially
     Name and Address of            Owned Directly or        Percent of
      Beneficial Owner                 Indirectly           Common Stock
    ----------------                   ----------           -----------

     Loren D. Jensen                    1,552,980               24.5%
     12 Burnbrae Road
     Towson, Maryland  21204

     Cleaveland D. Miller, Trustee        708,125  (1)          11.2%
     250 W. Pratt Street
     Baltimore, Maryland  21201

     Dimentional Fund Advisors, Inc.      438,750  (2)           6.9%
     1299 Ocean Avenue, 11 Floor
     Santa Monica, California  90401

(1) Cleaveland D. Miller holds 702,000 of these shares as the trustee of irrevocable trusts for the benefit of each of Loren D. Jensen's three children.
(2) Shares owned by advisory clients of Dimensional Fund Advisors, Inc., which disclaims beneficial ownership thereof.

ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of five members. George G. Radcliffe, a director of the Company since 1990, is leaving the Board effective as of the date of the annual meeting. Although the Company has begun a search for another director, the Board has reduced the number of directors to four (4) as of the date of the Annual Meeting.

The four persons named in the following table have been designated as nominees for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees listed below currently serve as directors of the Company and have agreed to serve as directors. If any of such nominees becomes unable to serve for any reason, the persons named in the proxy will vote for the election of any substitute nominee designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

                                                     Shares Beneficially
                                                         Owned (1) (2)
                                                      ------------------
           Name of Nominee                  Director
           and Background                     Since     Amount   Percent
           --------------                     -----     ------   -------


Edmund J. Cashman, Jr., age 63, Senior         1986     53,625        *
Executive Vice President of Legg Mason
Inc. and Legg Mason Wood Walker, Inc.;
Director/Trustee, Various Legg Mason
Registered Investment Companies

Loren D. Jensen, Ph.D., age 62, President,     1973  1,552,980      24.5%
Chief Executive Officer and Chairman of
the Board of Directors of the Company

Rudolph P. Lamone, Ph.D., age 67, Chairman     1986     10,548        *
of the Board, Michael D. Dingman Center for
Entrepreneurship, Robert H. Smith School of
Business, University of Maryland

Cleaveland D. Miller, Esq., age 61, Managing   1997     10,875        *
Partner, Semmes, Bowen & Semmes, a Pro-
fessional Corporation

All executive officers and directors of the          1,655,113      27.0%
Company as a group (5 individuals)

--------------
*Less than 1%

(1) Based upon information supplied by each director and executive officer as of October 29, 1999. Unless otherwise noted, all shares indicated are held with sole voting and sole investment power.
(2) Includes 1,612,863 shares for which directors and executive officers have sole voting and dispositive powers and presently exercisable option shares of 15,000 for Ms. Posner and 8,750, 8,750, and 9,750 for Messrs. Cashman, Lamone and Miller, respectively.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                 THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

Certain Transactions

The Company leases approximately 43,700 square feet of office space, which serves as its corporate headquarters, in Hunt Valley, Maryland from Merrymack Limited Partnership, a Maryland limited partnership of which Loren D. Jensen is the limited partner and Ecolair Limited Partnership is the general partner. Ecolair is a Maryland Limited Liability Limited Partnership of which Loren D. Jensen is the general partner. Of the 43,700 square feet, the Company sublets 4,200 square feet to other tenants. The prime lease expires December 31, 2006. For the year ended August 31, 1999, total payments under the lease (including pass-through taxes and operating expenses) were $796,200.

The Company leases approximately 32,400 square feet of office space in Sparks, Maryland from Ecolair. The lease expires November 30, 2007. For the year ended August 31, 1999 total payments under the lease (including pass-through taxes and operating expenses) were $621,500.

Through April 30, 1999, the Company leased a 16,500 square foot building adjacent to its facility in Sparks, Maryland from ARE Sparks Limited Partnership, a Pennsylvania limited partnership of which Loren D. Jensen is the general partner and Ecolair is the limited partner. When the Company sold its chemical laboratory, EA Laboratories, on April 30, 1999 to Severn Trent Laboratories, Inc., ARE Sparks Limited Partnership sold the building to Severn Trent Laboratories, Inc. Therefore, EA currently has no responsibility for any future lease payments at this facility. For the year ended August 31, 1999 total payments under the lease through April 30, 1999 (including pass-through taxes and operating expenses), were $328,200.

Legg Mason Wood Walker, Inc., with which Edmund J. Cashman is affiliated, provides investment advisory services to the Company.

Semmes, Bowen & Semmes ("Semmes"), of which Cleaveland D. Miller is managing partner, provided legal services to the Company during fiscal 1999. Semmes' legal services were primarily in connection with the sale of EA Laboratories. The firm's billings to the Company in fiscal 1999 were less than $60,000, however, the Director's fees paid to Mr. Miller, plus Semmes' fees, totaled $65,002 in the fiscal year ended August 31, 1999.

At the request of its former primary lender and in order to maintain a favorable relationship with this lender, in December 1996 the Company purchased from this lender the secured loans of three former Company officers. These interest-free demand loans, in the aggregate amount of $301,000, are secured by pledges of Common Stock. The differential between the current fair market value of the pledged stock and the amount of the loans is fully reserved within the Company's balance sheet.

Management of the Company believes that the terms and conditions of the transactions between the Company and entities with which certain of its directors are affiliated were on terms and conditions at least as favorable to the Company as could have been obtained from third parties and were in the best interests of the Company.

BOARD ORGANIZATION AND COMPENSATION

Organization

The Board of Directors held thirteen meetings during the fiscal year ended August 31, 1999. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of its committees of which he was a member. The Company has an Audit Committee, a Compensation Committee and an Ethics Committee, but does not have a Nominating Committee.

The Audit Committee of the Board of Directors, composed of Messrs. Miller (Chairman), Cashman, Lamone, and Radcliffe, met once during the fiscal year ended August 31, 1999. The Audit Committee reviews with Arthur Andersen LLP, the Company's independent auditors, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements and management letter. It also recommends to the Board the selection of independent auditors for the Company.

The Compensation Committee of the Board of Directors, composed of Messrs. Miller (Chairman), Cashman, Lamone, and Radcliffe, met two times during the fiscal year ended August 31, 1999. This Committee periodically reviews the Company's management compensation program and reports its actions or recommendations to the Board of Directors. The Committee also approves the general salary scale for employees of the Company. The Committee is also authorized to grant options under the Company's Amended and Restated Stock Option Plan and to make phantom stock awards under the Company's 1999 Long-Term Incentive Plan. See "Report of the Compensation Committee on Executive Compensation" below.

The Ethics Committee of the Board of Directors, created in fiscal 1998, is composed of Messrs. Miller (Chairman), Cashman, Lamone, and Radcliffe. The Committee, established to oversee enforcement of EA's Code of Business Ethics and Practices, met once in fiscal 1999.

Director Compensation

Effective March 31, 1998, each non-employee director of the Company received a fee of $1,500 for each meeting of the Board of Directors which he attended. In addition, each non-employee director received $1,500 for attendance at each meeting of any committee of the Board not held on the day of a Board meeting. Prior to March 31, 1998, the per meeting Board and committee attendance fees were $1,000.

In addition to such fees, under the Company's 1993 Non-Employee Director Stock Option Plan, each director who is newly elected to the Board and who, at that time, is not an employee of the Company is granted an option to purchase 4,000 shares of Common Stock when he or she becomes a director. Also, under the Company's 1995 Non-Employee Director Stock Option Plan, per approval at the January 14, 1999 meeting of Company stockholders, each non-employee director is granted an option to purchase 4,750 shares of Common Stock as of the date of each annual meeting of stockholders at which such director is reelected. Prior to this approval, 1,000 shares of Common Stock was awarded to each non-employee director as of the date of each annual meeting of stockholders at which such director is reelected. All such options have an exercise price equal to the market price of the Common Stock on the date of grant and vest immediately upon grant.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is composed of the four non-employee directors. The Committee has the authority to set the level of compensation for the Chairman of the Board, President and Chief Executive Officer and other executive officers; to administer the Company's plans and policies relating to executive compensation; and to administer the Company's stock plans.

The Committee believes that executive compensation should; (1) be evaluated with a view to motivating individual and company performance; (2) align the interest of executives with the long-term interest of the Company's stockholders; and (3) be competitive with similar positions and levels of responsibilities of other comparable companies. The total compensation package should attract, retain, reward and motivate key executives to achieve desired Company performance and to enhance stockholder value.

The Committee seeks to realize these objectives both by the use of short-term incentives in the form of base salary and incentive compensation - and long-term incentives in the form of stock option grants and the Long-Term Incentive Plan.

Base Salary

Salaries of executive officers are initially based on experience and competitive conditions. Salaries are reviewed annually and adjusted to reflect the performance of the executive and by considering salaries for comparable positions in other companies. In fiscal 1999, base salaries for executive officers were not increased, except that the salary of Barbara L. Posner was increased from $145,000 to $185,000 when she was appointed Chief Financial Officer and Chief Operating Officer of the Company.

Incentive Compensation

The Compensation Committee paid a bonus to management in fiscal 1999 as a result of the Company exceeding its profit targets for the final six months of fiscal 1999.

For fiscal 2000, the Compensation Committee approved a performance-based incentive compensation plan for the Company's corporate staff, branch managers, and project managers. The plan is based on operating income goals. For corporate staff, bonus potential ranges from 15% to 35% of base salary. Eligible employees would be entitled to incentive compensation only if the Company achieves at least 70% of its fiscal 2000 income target. For branch managers, bonus potential is up to 30% of base salary. Eligible employees would be entitled to incentive compensation only if 70% of branch manager income target is achieved. For project managers, bonus potential is from 4% to 12% of base salary. Eligible employees would be evaluated for incentive compensation only if they achieve 90% of their personal new order, project profitability, utilization and cash management goals.

Long-Term Incentives

In administering the Company's stock option plans, the Company determines the amount and terms of stock option grants to be made to the Company's executive officers. Stock options granted are usually nonqualified stock options, exercisable at a price equal to the fair market value of the underlying stock on the date of grant, and vest over three or four years in order to provide an added incentive for key individuals to remain with the Company. During fiscal 1999, the Company granted stock options to only one executive officer. It granted 65,000 options to purchase its common stock to Barbara Posner when she was named Chief Operating Officer and Chief Financial Officer.

The Company also granted stock options to a wide range of other employees, believing it is desirable to provide key employees with long-term incentives tied to the Company's performance and stockholder value. In determining the number of options to grant, the Committee bases its decision on the performance of the individual employee and the employee's potential to improve stockholder value. Typically, options do not immediately vest at the time they are granted. Vesting occurs at equal installments over a three-year period.

The Company, as previously disclosed, adopted the 1999 Long-Term Incentive Plan at its regularly scheduled meeting on September 29, 1998. This Plan, as approved by the stockholders at the annual meeting held on January 14, 1999, gives the Committee the authority to issue phantom stock awards to executive officers and other key employees tied to the fair market value of EA's common stock. No awards have yet been made under this Plan.

Chairman of the Board Compensation

The Company made no change in the base salary of Dr. Jensen, which remains at $225,000. However, Dr. Jensen did assume the additional responsibilities of Chief Executive Officer in February 1999, when Dr. Donald Deieso resigned. Dr. Jensen was also elected President in November 1999.

Chief Executive Officer Compensation

Dr. Deieso served as Chief Executive Officer of the Company until February 1999. His base salary remained the same during that period.

                                         The Compensation Committee,



                                         Cleaveland D. Miller, Chairman
                                         Edmund J. Cashman, Jr.
                                         Rudolph P. Lamone
                                         George G. Radcliffe

Compensation Committee Interlocks and Insider Participation

Except  as  otherwise   described  in  this  Proxy   Statement   ("Election   of
Directors-Certain Transactions"), there are no affiliations between the Company and the members of the Compensation Committee.


                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company as of November 15, 1999 are Loren D. Jensen, Ph.D., as to whom information is provided under ELECTION OF DIRECTORS and Barbara L. Posner for whom related information is as follows:

Barbara L. Posner, 41, Senior Vice President, Chief Financial Officer, Chief Operating Officer and Secretary. Ms. Posner joined the Company in March 1997 and was the Senior Vice President of Finance and Administration until February 1999 when she was appointed Chief Financial Officer and Chief Operating Officer. With more than 20 years experience, Ms. Posner began her career in public accounting and later moved into operations. Prior to joining EA, she served as Vice President and Controller at Metcalf & Eddy, Inc., a water, wastewater, and remediation technologies company.

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning executive compensation for services during each of the Company's last three fiscal years to (i) those persons serving as chief executive officer of the Company during the fiscal year ended August 31, 1999; and (ii) those persons who were among the four most highly compensated executive officers during the fiscal year ended August 31, 1999.

                                                               Long-Term
                                         Annual               Compensation
                                       Compensation              Awards
                                   ------------------------- ---------------
                                                      Other                    All
                                                      Annual Restricted       Other
                                                      Compen-  Stock   Option Compen-
  Name and Principal               Salary      Bonus  sation   Awards  Shares  sation
   Position in 1999          Year   ($)         ($)     ($)      (#)    (#)    ($) (1)
   ----------------          ----   ---         ---     ---      ---    ---     ---

Loren D. Jensen, Ph.D.       1999 238,673        --     --       --      --     4,191
Chairman of the Board,       1998 282,000        --     --       --      --     4,750
President and Chief          1997 282,000        --     --       --      --     4,500
Executive Officer (For-
merly Chairman of the
Board)

Barbara L. Posner            1999 171,154        --     --       --    65,000   4,858
Senior Vice President,       1998 145,000        --     --       --    25,000   3,052
Chief Financial Officer,     1997  61,779     25,000    --       --    10,000     --
Chief Operating Officer
and Secretary

Donald A. Deieso (2)         1999 129,964        --     --       --       --  193,280
Former President and         1998 275,000        --     --       --   200,000   3,517
Chief Executive Officer      1997 137,500     75,000    --       --   200,000     --

Edward M. Greco, P.E.        1999 175,000       --      --       --       --  267,300
Former Senior Vice           1998 175,000       --      --       --       --    2,000
President, President of      1997  60,577     20,000    --       --    70,000     --
EA International, Inc.

Shamseddin Shahid-Saless (3) 1999 107,308        --     --       --       --  128,229
Former Executive Vice        1998 225,000        --     --       --       --    2,000
President of Sales and       1997  82,211     25,000    --       --    75,000     --
Marketing

(1)Includes the Company's matching contributions under its 401(k) Employees Savings Plan. Includes severance and payout of vacation accrual for Donald A. Deieso and Shamseddin Shahid-Saless, as well as a vehicle settlement payout for Donald A. Deieso and a change-in-control settlement payout made to Edward M. Greco in the fiscal year ended August 31, 1999.
(2)Donald A. Deieso separated from the Company effective February 12, 1999.
(3)Shamseddin Shahid-Saless separated from the Company effective February 2,
   1999.

                     STOCK-BASED INCENTIVE COMPENSATION PLAN

The following table sets forth certain information concerning grants of options to purchase shares of Common Stock in the last fiscal year to the named executive officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                         Grant Date
                                Individual Grants in 1999                  Value
                     --------------------------------------------------  ----------
                     Number of   % of Total
                     Securities    Options                               Grant Date
                     Underlying    Granted to  Exercise or                 Present
                    Options/SARs  Employees in  Base Price    Expiration  Value (1)
       Name           Granted (#)  Fiscal Year   ($/Share)       Date        ($)
       ----           -----------  -----------   ---------       ----        ---
Loren D. Jensen              --         --           --           --         --

Barbara L. Posner         65,000       56.2        1.125        3/30/09    17,600

Donald A. Deieso             --         --           --           --         --

Edward M. Greco              --         --           --           --         --

Shamseddin Shadid-Saless     --         --           --           --         --

(1) Based on the Black-Scholes option valuation model. In applying this valuation model, the Company has assumed an expected volatility index of 0.6; a risk-free rate of return ranging from 5.57% to 5.72%; no dividend yield; and exercise of the option as vesting occurs. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price.

The following table sets forth certain information regarding option exercises during the fiscal year ended August 31, 1999, as well as the number and value, as of August 31, 1999, of unexercised options held by the named executive officers.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                      Number of Securities   Value of Unexercised
                                     Underlying Unexercised      in-the-Money
                                         Options/SARs at        Options/SARs at
                                         Fiscal Year End        Fiscal Year End
                                               (#)                    ($)
                                     ------------------------  ---------------------
                  Shares
                Acquired on Value
                 Exercise  Realized       Exer-      Unexer-       Exer-     Unexer-
     Name           (#)      ($)         cisable     cisable      cisable    cisable
     ----           ---      ---         -------     -------      -------    -------

Loren D. Jensen      --       --            --          --            --         --

Barbara L. Posner    --       --          15,000      85,000          --         --

Donald A. Deieso     --       --         400,000        --            --         --

Edward M. Greco      --       --            --          --            --         --

Shamseddin Shahid-
  Saless             --       --            --          --            --         --

(1) Based on a closing NASDAQ price of $1.031 per share of Common Stock on August 31, 1999. Values are calculated by subtracting the exercise price from the fair market value of the stock as of the fiscal year end.

Employment Agreements and Change-in-Control Arrangements

In March, 1999, the Company entered into a Change of Control(1) Agreement with Barbara L. Posner. The Agreement provides that if, within thirty (30) days after a Change of Control, Ms. Posner terminates her employment, she is entitled to receive a lump sum payment equal to two times her annual salary (presently $185,000 per year) plus company-provided benefits for 24 months from the date of termination. She will also receive ownership of the vehicle, computer and fax machine currently provided to her by the Company.

The Agreement also provides that if Ms. Posner's employment is terminated by the Company without cause, Ms. Posner will continue to receive her salary plus benefits for a period of 18 months from the date of termination of employment.

On March 4, 1999, the Company  entered into an Employment  Agreement with Edward
M. Greco under which Mr. Greco was to serve as President of EA International, Inc. and Senior Vice President of EA Engineering, Science, and Technology, Inc. The Agreement was to expire upon the earlier of one year or a Change of Control(1) of the Company. On November 12, 1999, Mr. Greco's employment with the Company terminated. Pursuant to the terms of the Agreement, Mr. Greco will receive severance benefits equal to nine (9) months salary (based on a rate of $175,000 annually), plus the Company's standard employee benefits and the ownership of the vehicle currently provided to him by the Company.

---------------------
(1) Under the terms of the Company's respective Agreements with Ms. Posner and Mr. Greco discussed herein, "Change of Control" is defined as the occurrence of an event with respect to the Company that is a change of a nature that would be required to be reported, by persons or entities subject to the reporting requirements of Section 13(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), in Schedule 13D of Regulation 13D-G, or any successor provisions thereto, promulgated under the Exchange Act; provided that a Change of Control shall be deemed to have occurred only if any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company's then outstanding securities.

PERFORMANCE GRAPH

The following graph compares the performance of the Common Stock to the index of the NASDAQ National Market Exchange and a self-defined peer group index. The graph and the following table show the Company's last five fiscal years.


                              (PERFORMANCE GRAPH)

                 8/94 (1)    8/95      8/96       8/97       8/98       8/99
                 ----        ----      ----       ----       ----       ----
The Company       100         141        69         53         45         27
Peer Group (2)    100         215       266        326        231        223
NASDAQ U.S.       100         135       152        212        201        371


(1) Assumes that $100 was invested on August 31, 1994 at the closing sales price of the Common Stock and of the stocks in each index, and that all dividends, if any, were reinvested. Returns are measured through the last trading day of each of the Company's fiscal years. No cash dividends have been declared on the Common Stock.
(2) Companies included in the peer group index are Ecology & Environment, Inc., GZA Geoenvironmental Tech, Inc., Harding-Lawson Associates, Inc., ICF Kaiser International, Inc., TRC Companies, Inc., Tetra Tech, Inc., Versar, Inc. and Roy F. Weston, Inc. The peer group utilized in constructing the above graph consists of the same companies as used by the Company in preparing the performance graphs last year with the exception that EMCON, included in last year's graph, is now part of the IT Group, and is no longer included as part of the Peer Group.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP acted as the independent auditors for the Company for the fiscal year ended August 31, 1999. Arthur Andersen LLP was dismissed as the Company's independent auditors effective November 18, 1999, at which time the Company appointed the firm of Pricewaterhouse-Coopers LLP to serve as independent auditors for fiscal year 2000. The Company's decision to replace Arthur Andersen LLP was not the result of any dispute with Arthur Andersen LLP concerning accounting issues.

The reports of Arthur Andersen LLP on the Company's financial statements as of and for the two fiscal years ended August 31, 1998 and August 31, 1999 did not contain an adverse opinion or a disclaimer, and the financial statements were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between Arthur Andersen and the Company within the meaning of Item 304 of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audit of the Company's financial statements for the two fiscal years ended August 31, 1998 and 1999, or for the subsequent interim period through the date of their termination, which disagreements, if not resolved to their satisfaction would have caused Arthur Andersen LLP to issue an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. During the two fiscal years prior to the dismissal of Arthur Andersen LLP, there have been no reportable events (as defined in Item 304 or Regulation S-K) with Arthur Andersen LLP.

The Company has not consulted PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the financial statements during the prior two fiscal years through the date that they were appointed as the Company's independent auditors.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for the fiscal year ending August 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, have an opportunity to make a statement, and be available to respond to appropriate questions. The firm of Arthur Andersen LLP acted as the independent auditors for the Company for the fiscal year ended August 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the meeting, have an opportunity to make a statement, and be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
             RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
        INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING AUGUST 31, 2000.

Voting Procedures

Each proposal submitted to the Company's stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present are voted in favor of the proposal. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A stockholder is entitled to one vote for each share owned.

Stockholder votes are tabulated by the Company's Registrar and Transfer Agent. Proxies received by the Registrar, if properly executed and delivered, will be voted in accordance with the voting specifications made on the proxy.

Under applicable Delaware corporate law and the Charter and By-Laws of the Company, proxies received by the Registrar specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum and, if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting which shall be based solely upon the vote of the shares represented at the meeting.

Section 16(b) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers file reports with the Securities and Exchange Commission regarding ownership of the Common Stock and furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes that all such filings were timely made.

2001 Annual Meeting of Stockholders

If any stockholder intends to present a proposal for consideration at the 2001 Annual Meeting of Stock-holders, such proposal must be received by the Company on or before August 3, 2000, in order to be included in the Company's proxy statement and form of proxy for such meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for such inclusion established by the Securities and Exchange Commission in effect at that time. As of the date of this Proxy Statement, the Board of Directors knows of no matters, other than those stated above, that may be brought before the Meeting. However, if other matters do properly come before the Meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission for the fiscal year ended August 31, 1999 is available to stockholders free of charge upon written request. Address requests to the Secretary of EA Engineering, Science, and Technology, Inc., 11019 McCormick Road, Hunt Valley, Maryland 21031.

The cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries, and similar persons to forward copies of such material to beneficial owners of the Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their reasonable out-of-pocket expenses incurred in connection therewith. To the extent necessary to assure sufficient representation, officers and regular employees of the Company may also solicit the return of proxies by telephone, telegram, or personal interview. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of such solicitation, if undertaken, will not exceed $1,000.

By the Order of the Board of Directors,


/s/ Barbara L. Posner


Barbara L. Posner
Senior Vice President, Chief Financial Officer,
Chief Operating Officer and Secretary

December 2, 1999
Baltimore, Maryland

                                                             Please mark
                                                             your vote as     X
                                                             indicated in
                                                             this sample

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

   FOR all nominees              WITHHOLD
   listed to the right           AUTHORITY
   (except as marked      to vote for all nominees
   to the contrary)         listed to the right

         [ ]                        [ ]

   Nominees:  E. Cashman, L. Jensen, R. Lamone, C. Miller

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PricewaterhouseCoopers LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2000.

           FOR            AGAINST           ABSTAIN
           [ ]               [ ]              [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

   Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated: __________________, 199__

   ________________________________
             (Signature)

   ________________________________
     (Signature if held jointly)

       PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY
        CARD PROMPTLY USING THE ENCLOSED ENVELOPE

       (triangle) FOLD AND DETACH HERE (triangle)

       YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE, DATE AND
       SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE
       ACCOMPANYING ENVELOPE.

       (Page)

       (EA Engineering Logo)

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                                      PROXY

          This Proxy is solicited on behalf of the Board of Directors.

 The undersigned hereby appoints Barbara L. Posner and David S. Santoro, or either of them acting singly, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of Common Stock of EA Engineering, Science, and Technology, Inc. held of record by the undersigned as of the close of business on November 24, 1999, at the Annual Meeting of Stockholders to be held on January 13, 2000, or any adjournment or postponement thereof.

                           (Continued on reverse side)

                   (triangle) FOLD AND DETACH HERE (triangle)